Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Adamis Pharmaceuticals Announces Reverse Stock Split

SAN DIEGO, May 19, 2023 – Adamis Pharmaceuticals Corporation (NASDAQ: ADMP), a commercial-stage biopharmaceutical company, announced today that it will effect a 1-for-70 reverse stock split of its common stock that will become effective on May 22, 2023, at 12:01 a.m., Eastern Time. Adamis’ common stock will continue to trade on The Nasdaq Capital Market ("Nasdaq") under the symbol “ADMP” and will begin trading on a split-adjusted basis when the market opens on May 22, 2023.

The reverse stock split is primarily intended to increase the market price per share of the Company’s common stock to regain compliance with the minimum bid price requirement for maintaining its listing on Nasdaq. To regain compliance with this requirement, the closing bid price of the common stock must be at least $1.00 per share for a minimum of 10 consecutive business days by June 26, 2023. The reverse stock split is also a closing condition pursuant to the Company’s previously announced merger transaction with DMK Pharmaceuticals Corporation.

At the Company’s Special Meeting of Stockholders held on May 15, 2023, stockholders approved a proposal to authorize a reverse stock split, at a ratio of between 1-for-2 to 1-for 100. Following the Special Meeting, the board of directors of the Company met and approved the 1-for-70 reverse split ratio and the Company subsequently filed a Certificate of Amendment (the "Charter Amendment") to its Restated Certificate of Incorporation (the "Restated Certificate") to effect the reverse split. The new CUSIP number for the common stock following the reverse split will be 00547W 307.

The reverse split will affect all issued and outstanding shares of common stock. All outstanding options, restricted stock unit awards, and warrants will be proportionately adjusted as a result of the reverse split, pursuant to their respective terms. The par value of the common stock will remain at $0.0001 per share and the total number of authorized shares of common stock and preferred stock provided in the Restated Certificate will remain unchanged. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment (without interest) equal to the fair value of the fractional share. The reverse split will affect all stockholders uniformly and will not alter any stockholder's percentage interest in the Company's equity (other than as a result of the payment of cash in lieu of fractional shares).

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including opioid overdose, allergy, respiratory and inflammatory disease. The Company’s products approved by the FDA include ZIMHI® (naloxone) Injection for the treatment of opioid overdose and SYMJEPI® (epinephrine) Injection for use in the emergency treatment of acute allergic reactions, including anaphylaxis. For additional information about Adamis Pharmaceuticals, please visit our website and follow us on Twitter and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to statements concerning the following matters: (i) the Company’s ability to regain compliance with Nasdaq listing standards so that the Company’s common stock continues to be listed on the Nasdaq Capital Market; (ii) the Company’s ability to raise capital to continue as a going concern; and (iii) those risks detailed in Adamis’ most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission (“SEC”), as well as other documents that may be filed by Adamis from time to time with the SEC. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, which may cause Adamis’ actual results to be materially different from the results anticipated by such forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Adamis cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to: our ability to maintain the continued listing of the common stock on the Nasdaq Capital Market, including without limitation regaining compliance with the Nasdaq $1.00 minimum bid price requirements and the $35 million market value of listed securities requirement; our cash flow, cash burn, expenses, obligations and liabilities; the outcomes of any litigation, regulatory proceedings, inquiries or investigations that we are or may become subject to; our ability to consummate our previously-announced proposed merger transaction with DMK Pharmaceuticals Corporatoin; and other important factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”). If we do not obtain required additional equity or debt funding in the near term, our cash resources will be depleted and we could be required to materially reduce or suspend operations, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations or satisfy out liabilities, we could be required to seek bankruptcy protection or other alternatives to attempt to resolve our obligations and liabilities that could result in our stockholders losing most or all of their investment in us. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2022, and subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC’s website at http://www.sec.gov.

Contact:

Adamis Investor Relations

Robert Uhl

Managing Director

ICR Westwicke

619.228.5886